EXHIBIT 32.1

Certification

We, Harold E. Riley and Rick D. Riley, certify that:

In connection with the Annual Report on Form 10-K of Citizens, Inc. (the "Company") for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Harold E. Riley, Chairman and Chief Executive Officer and Rick D. Riley, Vice Chairman and President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Harold E. Riley

Name:	Harold E. Riley

Title	Chairman and Chief Executive Officer

/s/ Rick D. Riley

Name:	Rick D. Riley

Title:	Vice Chairman and President

Date:	April 6, 2015

110